Exhibit 99.1

3595 John Hopkins Court, San Diego, CA 92121 Telephone: 858 202 9000 Fax: 858 202 9001

Company Contact	Investor Relations Contact
Paul W. Hawran	Lippert/Heilshorn & Associates
Chief Financial Officer	Jody Cain (jcain@lhai.com)
(858) 202-9000	(310) 691-7100

OCTOBER 31, 2007

SEQUENOM REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

Completes $30 Million Private Placement

Conference call begins today at 4:30 p.m. Eastern time

SAN DIEGO, October 31, 2007 – Sequenom, Inc. (NASDAQ: SQNM) today reported financial results for the three and nine months ended September 30, 2007. The Company also announced completion of the previously announced private placement of its common stock at $9.00 per share to certain investors. The aggregate net proceeds of the private placement, after deducting the placement agents’ fees and estimated expenses payable by Sequenom, is expected to be approximately $28.1 million.

Revenues for the third quarter of 2007 rose 51% to $9.8 million, compared with revenues of $6.5 million for the third quarter of 2006. The increase in revenues for the quarter was primarily due to an increase in the number of placements of MassARRAY® systems, related product sales and growth in the Contract Research Services group. The net loss for the third quarter of 2007 was $5.5 million, or $0.14 per share, compared with $4.6 million, or $0.14 per share, for the third quarter of 2006.

Cost of product and service revenue for the third quarter of 2007 was $4.5 million, compared with $2.9 million for the third quarter of 2006, with the increase primarily associated with higher sales volumes. Gross margins were slightly lower due to increased expenses associated with the Contract Research Services group to accommodate expected future growth. Research and development expenses were $2.8 million for the third quarter of 2007, compared with $3.0 million for the same period in the prior year. Research and development expense for the 2007 third quarter reflected additional expenses associated with product development, product improvements, and new applications for the MassARRAY platform along with increased research and development investment in non-invasive prenatal diagnostic technology. These increases were partly offset by an adjustment of $1.1 million relating to potential research and development commitments associated with the MassARRAY system.

Sequenom Reports Third Quarter 2007 Financial Results

Selling, general and administrative expenses of $8.4 million for the third quarter of 2007 increased from $5.4 million for the third quarter of the prior year, as a result of increased marketing expenses, headcount related costs including higher FAS 123 costs, increased advertising and other related expenses. Total costs and expenses for the third quarter of 2007 increased to $15.7 million, compared with $11.8 million for the same period last year.

Year-to-Date Financial Results

Revenues for the first nine months of 2007 totaled $29.9 million, an increase of 45%, compared with $20.6 million for the first nine months of 2006. Cost of product and services revenues for the first nine months of 2007 was $13.1 million, compared with $8.7 million reported for the first nine months of 2006. Total costs and expenses for the first nine months of 2007 were $45.0 million, versus $34.2 million for the comparable period in 2006. Sequenom reported a net loss for the nine months ended September 30, 2007 of $14.1 million, or $0.38 per share, versus a net loss for the comparable period in 2006 of $12.2 million, or $0.56 per share.

As of September 30, 2007, Sequenom had available cash, cash equivalents and short-term investments of $29.1 million, which includes net proceeds of $18.3 million from the completion in April 2007 of a registered direct offering of the Company’s common stock. This compares with available cash, cash equivalents and short-term investments of $24.9 million reported as of December 31, 2006. As of September 30, 2007, the Company reported stockholders’ equity of $32.5 million.

“We are reporting a quarter with more than 50% revenue growth, compared with the same period last year, and strong contributions from MassARRAY system placements and consumables as well as our Contract Research Services business,” stated Harry Stylli, Ph.D., President and Chief Executive Officer. “During the third quarter, we introduced several important genomics products aimed at enhancing our leadership position in the fine mapping market. Among these, our TYPER 4.0 genotyping software improves the speed at which our customers can interpret data from large size genotyping studies as well as Assays-by-Sequenom™, a product offering to simplify certain processes.

“With the completion of our financing, we are positioned to aggressively continue our activities to globally commercialize a proprietary portfolio of diagnostic tests. We anticipate the near-term launch of

Sequenom Reports Third Quarter 2007 Financial Results

our first non-invasive fetal genetic test as well as series of products and product advancements designed to support additional growth in our core MassARRAY systems and services businesses,” he added. “Notable among these is our planned introduction of our iPLEX™ Platinum genotyping assay late this year or early next. This newer version assay is expected to further reduce the current cost per genotype for a typical study, while improving data quality.”

2007 Third Quarter and Recent Highlights

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Completed $30 Million Private Placement: In October, we completed a $30 million private placement of common stock. Lehman Brothers Inc. and UBS Investment Bank served as joint-lead placement agents, and Oppenheimer & Co. Inc., Leerink Swann LLC and Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), served as co-placement agents in this private placement.

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New Product Introductions: In September 2007, Sequenom announced the commercial launch of its MassARRAY TYPER 4.0 genotyping software for use in conjunction with its iPLEX™ Gold assay. TYPER 4.0 significantly enhances data quality, simplifies workflow and improves ease of use. The upgrade, developed through extensive collaboration with customers, is designed to provide simple solutions for large size genotyping studies. Also in September 2007, Sequenom announced the commercial launch of its Assays-By-Sequenom service, allowing customers to choose any SNP combined with reliable pre-validated assay reagents.

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Technology Development: In September 2007, Sequenom announced plans to develop third-generation nanopore-based single molecule sequencing technology licensed from Harvard University with potential to provide a commercially viable, rapid sequencing genotyping, methylation and gene expression solution. This technology recently received a National Institutes of Health (NIH) three-year award for the development of a next-generational sequencing technology aiming at the sub-thousand dollar genome.

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New Management Hire: Robert M. Di Tullio joined Sequenom as Vice President, Regulatory Affairs, Quality and Clinical Affairs in June 2007, bringing more than 30 years experience in the in vitro diagnostics industry. Most recently, he was Vice President, Global Regulatory Affairs at Siemens Medical Solutions Diagnostics. He joined Siemens following that company’s acquisition of Diagnostic Products Corporation (DPC), where he served as Corporate Officer and Vice President, Regulatory Affairs, Clinical and Quality Systems. He joined DPC from his prior employment at Cirrus Diagnostics, when DPC acquired Cirrus in 1992. He previously held regulatory and quality leadership positions with Pharmacia and Behring.

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New Board Members: We welcomed two new members to our board of directors. In July 2007, Richard A. Lerner, M.D. joined our board. Dr. Lerner is a distinguished and accomplished researcher and executive, who currently serves as president of The Scripps Research Institute. He also is a director of Kraft Foods Inc., a member of the National Academy of Sciences and a member of the Siemens’ Advisory Board – Molecular Diagnostics. In June Kathleen M. Wiltsey joined our board. She previously served for 14 years in marketing and business development at Amgen, Inc., where she was co-product development team leader and marketing director for that company’s first product launch, EPOGEN®. In 2006 Ms. Wiltsey joined the X PRIZE

Sequenom Reports Third Quarter 2007 Financial Results

Foundation as executive director for the development and launch of the Archon X PRIZE for Genomics, and a member of the board of Lexicon Pharmaceuticals.

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Publication: Research conducted under the Cancer Program at the Garvan Institute of Medical Research was published in Nucleic Acids Research (September 2007) that demonstrated the successful utilization of the MassARRAY EpiTYPER™ technology for providing detailed DNA methylation analysis critical for comprehensive profiling of normal and disease DNA methylation patterns.

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Investment Community Presentations: In September, Sequenom held its first analyst and investor briefing, “Sequenom Today and Tomorrow,” which included presentations from Company management and distinguished speakers including:

•	Stacey Gabriel, Ph.D., Director, Genetic Analysis Platform, Broad Institute of MIT and Harvard University

•	Norma Jean Nowak, Ph.D., Director of Science and Technology, New York State Center for Excellence in Bioinformatics and Life Sciences; Founder and Chief Scientific Officer of Empire Genomics LLC

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Allan T. Bombard, MD, Chief Medical Officer, Sharp Mary Birch Hospital; Adjunct Professor, Obstetrics and Gynecology/SUNY Downstate Medical Center; Clinical Professor, Albert Einstein College of Medicine

•	Kenneth J. Moise, Jr., MD, Professor of Obstetrics and Gynecology Division of Maternal-Fetal Medicine at Baylor College of Medicine

Additionally, management presented at the Leerink Swann & Company/MEDACorp Emerging Products and Applications of Life Science Tools Roundtable Conference in August, and ThinkEquity Partners LLC 5th Annual Growth Conference and America’s Growth Capital 4th Annual Emerging Growth Conference both in September.

The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. Sequenom has agreed to file a registration statement with the Commission covering the resale of the common stock sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Conference Call

Sequenom’s management will host a conference call today beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss financial results, provide a business update and answer questions. Individuals interested in participating in the conference call may do so by dialing (866) 844-2998 for domestic callers, or (706) 679-9912 for international callers. Those interested in listening to the conference call live via the Internet may do so by visiting the company’s Web site at www.sequenom.com and clicking the webcast link in the lower left corner of the homepage.

A webcast replay will be available on the Sequenom Web site for 14 days. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering reservation code 20517184.

Sequenom Reports Third Quarter 2007 Financial Results

About Sequenom

Sequenom is committed to providing the best genetic analysis products that translate genomic science into superior solutions for biomedical research, livestock and agricultural applications, molecular medicine, and non-invasive prenatal testing. Sequenom’s proprietary MassARRAY system is a high-performance nucleic acid analysis platform that efficiently and precisely measures the amount of genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts. Sequenom has exclusively licensed intellectual property rights for the development and commercialization of non-invasive prenatal genetic tests for use with the MassARRAY system and other platforms.

Sequenom® and MassARRAY® are trademarks of SEQUENOM, Inc.

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the expected net proceeds of the Company’s private placement financing, the Company’s expected future growth for the Contract Research Services business, the Company’s plans to continue its activities to commercialize a portfolio of diagnostic tests, the Company’s anticipated near-term launch of its first non-invasive fetal genetic test and a series of products and product advancements to support additional growth in its core MassARRAY systems and services businesses including the iPLEX Platinum genotyping assay and its timing and the Company’s expectations for the assay, and the Company’s plans to develop nanopore-based single molecule sequencing technology and its potential, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the Company’s operating performance, demand for and market acceptance of the Company’s products, services, and technologies, new technology and product development and commercialization particularly for new technologies such as molecular diagnostics, and particularly non-invasive prenatal diagnostics, reliance upon the collaborative efforts of other parties, research and development progress, competition, government regulation, obtaining or maintaining regulatory approvals, and other risks detailed from time to time in the Company’s SEC (U.S. Securities and Exchange Commission) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and other documents subsequently filed with or furnished to the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

[Tables to follow]

SEQUENOM, Inc.

Condensed Consolidated Financial Statements

(in thousands, except per share data)

Consolidated Summary of Operations

	Three months ended Sept 30,		Nine months ended Sept 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Consumable	$4,033	$3,175	$11,951	$9,177
Other product related	4,926	2,956	15,321	10,456
Services	885	350	2,599	554
Research and other	—	29	18	422

Total revenues	9,844	6,510	29,889	20,609
Costs and expenses:
Cost of product & service revenue	4,473	2,932	13,053	8,680
R&D Expenses	2,758	3,009	9,889	7,900
Selling & Marketing Expenses	4,585	2,672	11,941	7,776
G&A Expenses	3,858	2,688	10,133	8,328
Amortization of acquired intangibles and other	—	506	—	1,517

Total costs and expenses	15,674	11,807	45,016	34,201
Operating loss	(5,830)	(5,297)	(15,127)	(13,592)
Interest income (expense) and other, net	339	424	1,063	651

Loss before incomes taxes	(5,491)	(4,873)	(14,064)	(12,941)
Deferred Tax Benefit	(2)	232	(6)	695

Net Income	$(5,493)	$(4,641)	$(14,070)	$(12,246)

Weighted average shares outstanding, basic and diluted	40,262	33,423	37,264	21,958
Net loss per share, basic and diluted:	$(0.14)	$(0.14)	$(0.38)	$(0.56)

Consolidated Balance Sheet Information

	Sept 30, 2007	December 31, 2006
	(unaudited)
Assets:
Cash, cash equivalents, short-term investments	$29,077	$24,928
Property, equipment and leasehold improvements, net	5,821	4,528
Other assets	15,216	10,425

Total assets	$50,114	$39,881

Liabilities and Stockholders’ Equity:
Deferred revenue	$1,122	$1,727
Other liabilities	16,462	12,704
Stockholders’ equity	32,530	25,450

Total liabilities and stockholders’ equity	$50,114	$39,881